UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

167 N. Sunset Ave., City of Industry, CA	91744
(Address of principal executive offices)	(Zip Code)

(888) 982-1628
(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2017, Sugarmade Inc., a Delaware corporation (the “Company”) entered into a Master Marketing Agreement with BizRight Hydroponic, Inc. (“BizRight”), a leading marketer and manufacturer of cannabis and hydroponic growth supplies, which offers a range of hydroponics-related products including: HPS grow lights, electronic ballasts, HPS Bulbs, nutrient mixes, environmental control products, pH measurement and calibration solutions and other cannabis-related grow and storage products. BizRight operates the ZenHydro.com website and other e-commerce properties, and sells various products to distributors and retailers.

The Company believes the execution of this Agreement will make Sugarmade, Inc. the largest public supplier to the growing cannabis supply marketplace. The Company will not engage in the marketing or sale of any cannabis or cannabis-containing products via this Agreement, which has a twenty (20) years term. BizRight is expected to produce at least $30 million in revenues during calendar 2017 and to be profitable. Significant revenue growth is expected for 2018. Sugarmade plans to offer more specific revenue guidance to its investors in subsequent announcements.

Under the terms of the Master Marketing Agreement, all products procured, developed and imported by BizRight will be sold by the Company, which will recognize all revenues.

Sugarmade is in process of significantly increasing it’s financial, accounting and managerial staffs in order to manage the expected significant increase in orders and transactions, and to manage future acquisitions within the cannabis sector, which are currently being contemplated. Additionally, the Company will be acquiring additional office and warehouse space to accommodate expected order flow.

BizRight and its owners will be compensated via a combination of cash and common shares in Sugarmade. Effective the contract date, Bizright will be compensated Two hundred million (200,000,000) common shares and in approximately sixty days (60), Sugarmade will compensate BizRight and its owners two million dollars ($2,000,000) in cash. Upon raising additional capital, the Company will compensate BizRight and its owners an additional four million dollars ($4,000,000) in cash. Based on revenue performance, BizRight and its owners will be eligible for compensation of up to an additional four hundred fifty million shares (450,000,000) for revenue performance based on a monthly revenue of ($2,500,000) or ($30,000,000) annualized revenue goal. At full earn out outlined in the Agreement, Sugarmade will issue BizRight and its owners a total of four hundred fifty million (450,000,000) shares.

Sugarmade will also hold an option to purchase all assets of BizRight from its owners for two million dollars ($2,000,000) in cash and two hundred million (200,000,000) common shares of the Company.

FORWARD-LOOKING STATEMENTS: The below information contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward looking statements.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contain below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: December 14, 2017	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

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